Exhibit 21


                                 LIST OF SUBSIDIARIES
                                         FOR
                             GRAND COURT LIFESTYLES, INC.


          1.   Grand Court Development Corp., a Delaware Corporation

          2.   Grand Court Facilities, Inc., a Delaware Corporation

          3.   Grand Court Facilities, Inc., II, a Delaware Corporation

          4.   Grand Court Facilities, Inc., III, a Delaware Corporation

          5.   Grand Court Facilities, Inc., IV, a Delaware Corporation

          6.   Grand Court Facilities, Inc., V, a Delaware Corporation

          7.   Grand Court Facilities, Inc., VI, a Delaware Corporation

          8.   Grand Court Facilities, Inc., VII, a Delaware Corporation

          9.   Grand Court Facilities, Inc., VIII, a Delaware Corporation

          10.  Grand Court Facilities, Inc., IX, a Delaware Corporation

          11.  Grand Court Facilities, Inc., X, a Delaware Corporation

          12.  Grand Court Facilities, Inc., XI, a Delaware Corporation

          13.  Grand Court Facilities, Inc., XII, a Delaware Corporation

          14.  Grand Court Facilities, Inc., XIII, a Delaware Corporation

          15.  Grand Court Facilities, Inc, XIV, a Delaware Corporation


          16.  Grand Court Facilities, Inc., XV, a Delaware Corporation

          17.  Grand Court Facilities, Inc., XVI, a Delaware Corporation

          18.  Grand Court Facilities, Inc., XVII, a Delaware Corporation

          19.  Grand Court Facilities, Inc., XVIII, a Delaware Corporation

          20.  Grand Court Facilities, Inc., XIX, a Delaware Corporation

          21.  Grand Court Facilities, Inc., XX, a Delaware Corporation

          22.  Grand Court Lifestyles Payroll Corp., a Delaware Corporation


          23.  J&B Financing, LLC, a Delaware Limited Liability Company

          24.  Leisure Centers, LLC-I, a Texas Limited Liability Company

          25.  Leisure Centers, LLC-II, a Texas Limited Liability Company

          26.  Leisure Centers, LLC-III, a Texas Limited Liability Company

          27.  Leisure Centers, LLC-IV, a Texas Limited Liability Company

          28.  Leisure Facilities, Inc., a Delaware Corporation

          29.  Leisure Facilities, Inc., II, a Delaware Corporation

          30.  Leisure Facilities, Inc., III, a Delaware Corporation

          31.  Leisure Facilities, Inc., IV, a Delaware Corporation

          32.  Leisure Facilities, Inc., V, a Delaware Corporation

          33.  Leisure Facilities, Inc., VI, a Delaware Corporation

          34.  Leisure Facilities, Inc., VII, a Delaware Corporation

          35. Leisure Facilities, Inc., IX, a Delaware Corporation, doing business in Texas under the fictitious name of Liberty Place, Inc.

          36.  Leisure Facilities, Inc., X, a Delaware Corporation

          37.  Leisure Facilities, Inc., XII, a Delaware Corporation

          38.  Leisure Facilities, Inc. XV, a Delaware Corporation

          39.  T Lakes L.C., a Florida Limited Liability Company